Exhibit 99.1

Akili Reports Second Quarter 2023 Financial Results and Provides Business Update

EndeavorRx® prescriptions in pediatric ADHD market grew 27% in Q2 2023 over Q1 2023

Company is preparing FDA submission for EndeavorOTCTM as over-the-counter treatment, following its June 2023 product release in the adult ADHD market

Company reaffirms FY 2023 expense guidance of $55M - $60M of non-GAAP total operating expenses and cash runway into Q1 2025

BOSTON – August 10, 2023 – Akili, Inc. (Nasdaq: AKLI), a leading digital medicine company, today reported its financial results for the quarter ended June 30, 2023, and provided an update on business progress.

“We’re seeing continued adoption of EndeavorRx in our initial pediatric market, and we are excited to have entered the sizable adult market with the introduction of EndeavorOTC,” said Eddie Martucci, chief executive officer of Akili. “Early data shows consumer interest and demand in the adult market. Based on our learnings from the June release of EndeavorOTC, we are pursuing FDA authorization as an over-the-counter treatment in the adult market, while we continue to optimize the model, enhance the product, and drive growth. If approved, FDA authorization as an over-the-counter treatment expands access to our safe and effective treatment for millions of adults struggling with attention issues and ADHD.”

Business Update

•	Akili continues to see steady uptake of EndeavorRx in mainstream medical practice, with growth across key adoption metrics.

•	Prescriptions for EndeavorRx increased 27% in the second quarter of 2023 over the first quarter of 2023 and grew by 291% over the second quarter of 2022.

•	Prescriptions for EndeavorRx were written by 1,102 unique prescribers in the second quarter of 2023, a 20% increase over the first quarter of 2023 and 130% growth over the second quarter of 2022.

•	In the second quarter of 2023, the number of new prescribers grew by 16% over the first quarter of 2023, and the number of repeat prescribers grew by 23% over the first quarter of 2023.

•	The company’s EndeavorRx label expansion filing is under review by FDA. If approved, the proposed label would expand the current 8-12 year old age range to include adolescents aged 13-17.

•	On June 7, 2023, Akili announced the release of EndeavorOTC, testing a new non-prescription model in the adult market following the successful STARS-ADHD-Adult clinical trial in adults with ADHD.

•	The product is currently available for purchase by adults on the Apple App Store®.

•	Akili is preparing to submit its adult clinical trial data to FDA in the second half of 2023 to pursue marketing authorization for EndeavorOTC as an over-the-counter treatment for adults with ADHD.

Second Quarter 2023 Financial Highlights

•	Cash position: Cash, cash equivalents, and short-term investments as of June 30, 2023 were $105.8 million.

•	Revenues: Total revenues for the second quarter of 2023 were $114 thousand compared to $113 thousand for the first quarter of 2023.

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Billings: Total billings, a non-GAAP financial measure defined as revenue plus the change in deferred revenue, during the period were $170 thousand for the second quarter of 2023, compared to $127 thousand for the first quarter of 2023.

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Total Operating Expenses: GAAP total operating expenses were $15.3 million for the second quarter of 2023, compared to $19.1 million for the first quarter of 2023, driven by reduced stock-based compensation expenses and the impact of expenses related to the workforce reduction in the first quarter of 2023. Non-GAAP total operating expenses were $13.1 million for the second quarter of 2023, compared to $14.0 million for the first quarter of 2023, driven by reduced general and administrative expenses, and the wind-down of clinical trials.

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Net income (loss): GAAP net loss was $11.8 million for the second quarter of 2023, compared to a net loss of $20.7 million for the first quarter of 2023. Non-GAAP net loss was $12.6 million for the second quarter of 2023, compared to a net loss of $13.6 million for the first quarter of 2023.

Reiterating Financial Guidance

2023 Non-GAAP Total Operating Expenses: Expected to be between $55.0 million and $60.0 million, which excludes stock-based compensation expense, an impairment loss on certain assets associated with our sublease, and severance and termination-related costs associated with the workforce reduction announced in January 2023.

Cash Runway: The Company’s cash, cash equivalents, and short-term investments as of June 30, 2023, are expected to be sufficient to fund current and planned operations into the first quarter of 2025.

For additional information, please see the tables below, which include a reconciliation of the historical non-GAAP financial measures to GAAP financial measures.

Webcast and Conference Call

Akili will host a conference call and webcast today, Thursday, August 10, 2023, at 4:30 p.m. ET. A live audio webcast of the conference call and presentation will be available at www.akiliinteractive.com under Investor Relations, Events & Presentations, along with slides that may be referenced during the call. An archived version of the webcast will be available on the Company’s website following the event.

To access the call, dial 888-886-7786 (toll-free) or +1 416-764-8658 (international) and reference “Akili Second Quarter 2023 Earnings.”

Non-GAAP Financial Measures

In addition to financial information prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes the following non-GAAP financial measures: total billings on a historical basis, non-GAAP total operating expenses on a historical basis, non-GAAP net loss on a historical basis and non-GAAP total operating expenses on a projected basis. Akili derives these non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Specifically, total billings is defined as revenue plus the change in deferred revenue during the period; the non-GAAP total operating expenses, and non-GAAP total operating expenses on a projected basis, exclude stock-based compensation expense, an impairment loss on certain assets associated with our sublease and severance and termination-related costs associated with the workforce reduction announced in January 2023; and non-GAAP net loss excludes stock-based compensation expense, an impairment loss on certain assets associated with our sublease, severance and termination-related costs associated with the workforce reduction announced in January 2023, and the change in estimated fair value of earn-out liabilities. Akili’s management believes that these non-GAAP financial measures are useful to both management and investors in analyzing its ongoing business and operating performance. Management does not intend the presentation of these non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP, but as a complement to provide greater transparency. In addition, these non-GAAP financial measures may differ from similarly-named measures used by other companies. A reconciliation of the historical non-GAAP financial measures to GAAP financial measures is included in the attached financial tables. However, a quantitative reconciliation of projected non-GAAP total operating expenses to projected GAAP operating expenses is not available, nor is the probable significance of such reconciling information, due to Akili’s inability to predict with reasonable certainty the amount of future stock-based compensation expense at this time.

EndeavorOTC Indication and Overview

EndeavorOTC is a digital therapeutic indicated to improve attention function, ADHD symptoms and quality of life in adults 18 years of age and older with primarily inattentive or combined-type ADHD. EndeavorOTC utilizes the same proprietary technology underlying EndeavorRx, a prescription digital therapeutic indicated to improve attention function in children ages 8-12. EndeavorOTC is available under the U.S. Food and Drug Administration’s current Enforcement Policy for Digital Health Devices for Treating Psychiatric Disorders During the Coronavirus Disease 2019 (COVID-19) Public Health Emergency. EndeavorOTC has not been cleared or authorized by the U.S. Food and Drug Administration for its indications. It is recommended that patients speak to their health care provider before starting EndeavorOTC treatment. No serious adverse events have been reported in any of our clinical studies. To learn more, visit EndeavorOTC.com.

EndeavorRx Indication and Overview

EndeavorRx is the first-and-only FDA-authorized treatment delivered through a video game experience. EndeavorRx is indicated to improve attention function as measured by computer-based testing in children ages 8 to 12 years old with primarily inattentive or combined-type ADHD, who have a demonstrated attention issue. Patients who engage with EndeavorRx demonstrate improvements in a digitally assessed measure Test of Variables of Attention (TOVA®) of sustained and selective attention and may not display benefits in typical behavioral symptoms, such as hyperactivity. EndeavorRx should be considered for use as part of a therapeutic program that may include clinician-directed therapy, medication, and/or educational programs, which further address symptoms of the disorder. EndeavorRx is available by prescription only. It is not intended to be used as a stand-alone therapeutic and is not a substitution for a child’s medication. The most common side effect observed in children in EndeavorRx’s clinical trials was a feeling of frustration, as the game can be quite challenging at times. No serious adverse events were associated with its use. EndeavorRx is recommended to be used for approximately 25 minutes a day, 5 days a week, over initially at least 4 consecutive weeks, or as recommended by your child’s health care provider. To learn more about EndeavorRx, please visit EndeavorRx.com.

About Akili

Akili is pioneering the development of cognitive treatments through game-changing technologies. Akili’s approach of leveraging technologies designed to directly target the brain establishes a new category of medicine – medicine that is validated through clinical trials like a drug or medical device but experienced like entertainment. Akili’s platform is powered by proprietary therapeutic engines designed to target cognitive impairment at its source in the brain, informed by decades of research and validated through rigorous clinical programs. Driven by Akili’s belief that effective medicine can also be fun and engaging, Akili’s products are delivered through captivating action video game experiences. For more information, please visit www.akiliinteractive.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “prepare,” “pursue,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements in this press release related to: our plans to use the STARS-ADHD-Adult study data in a regulatory submission with FDA to obtain regulatory clearance for our over-the-counter product, EndeavorOTC; our expectation regarding our ability to use EndeavorOTC to directly and efficiently engage with adults struggling with attention issues and ADHD; our expectation regarding continued adoption of EndeavorRx, particularly with mainstream medical practices; our expectation regarding the potential label expansion for EndeavorRx to include adolescents ages 13-17 with ADHD; our expectation that our regulatory submissions to FDA for our EndeavorRx adolescent label expansion and for our EndeavorOTC product for adults with ADHD, if successful, will significantly increase the size of our ADHD market opportunity; our expectation regarding our FY 2023 non-GAAP total operating expenses; and our expectation that our existing cash, cash equivalents, and short-term investments will be sufficient to fund our current and planned operations into the first quarter of 2025. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to: our ability to successfully further commercialize EndeavorRx and to obtain regulatory clearance from FDA for a label expansion for EndeavorRx; our ability to obtain over-the-counter FDA authorization and to successfully commercialize EndeavorOTC; our ability to successfully create, and navigate, a new category of medicine and to achieve broad adoption of digital therapeutics among healthcare providers, caregivers, and patients; our ability to obtain and maintain adequate coverage and reimbursement for our digital therapeutics; our ability to continue to advance our clinical development pipeline; our ability to defend our intellectual property and satisfy various FDA and other regulatory requirements in and outside of the United States; the risk of adverse macroeconomic or political changes and a changing regulatory landscape in the highly competitive industry in which we operate; the timing and results expected from our and our partners’ clinical trials and our reliance on third parties for certain aspects of our business; our ability to accurately estimate expenses, capital requirements, and needs for additional financing; and other risks identified in our current filings and any subsequent filings made with the Securities and Exchange Commission (SEC). We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof and should not be relied upon as representing our views as of any subsequent date. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

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Investor Contact:

Santosh Shanbhag

Chief Financial Officer

InvestorRelations@akiliinteractive.com

Media Contact:

Julie DiCarlo

SVP, Communications

PR@akiliinteractive.com

Akili, Inc.

Unaudited Condensed Consolidated Balance Sheets

	June 30, 2023	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$56,266	$87,869	$54,097
Restricted cash	305	305	305
Short-term investments	49,576	29,571	82,034
Accounts receivable	84	49	41
Prepaid expenses and other current assets	2,493	3,531	4,565

Total current assets	108,724	121,325	141,042
Property and equipment, net	715	844	919
Operating lease right-of-use asset	1,929	2,427	2,596
Prepaid expenses and other long-term assets	95	1	—

Total assets	$111,463	$124,597	$144,557

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,457	$1,413	$2,681
Accrued expenses and other current liabilities	3,227	2,828	5,616
Deferred revenue	176	120	106
Operating lease liability	791	809	826
Note payable, short term	7,500	6,250	4,375

Total current liabilities	13,151	11,420	13,604
Note payable, long term	6,965	8,706	10,442
Operating lease liability, net of current portion	2,122	2,307	2,485
Corporate bond, net of bond discount	1,943	1,888	1,834
Earn-out liabilities	4,297	7,836	5,513
Other long-term liabilities	22	—	—

Total liabilities	28,500	32,157	33,878

Commitments and contingencies
Stockholders’ equity
Common stock	8	8	8
Additional paid-in capital	355,738	353,429	350,980
Accumulated deficit	(272,758)	(260,999)	(240,288)
Accumulated other comprehensive income (loss)	(25)	2	(21)

Total stockholders’ equity	82,963	92,440	110,679

Total liabilities and stockholders’ equity	$111,463	$124,597	$144,557

Akili, Inc.

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2023	2022	2023	2022	2023
Revenues	$114	$64	$227	$130	$113
Cost of revenues	150	97	287	193	137

Gross loss	(36)	(33)	(60)	(63)	(24)
Operating expenses:
Research and development	4,633	7,358	10,717	13,662	6,084
Selling, general and administrative	10,648	14,948	23,659	30,339	13,011

Total operating expenses	15,281	22,306	34,376	44,001	19,095

Operating loss	(15,317)	(22,339)	(34,436)	(44,064)	(19,119)

Other income (expense), net	3,558	(154)	1,966	(321)	(1,592)

Net loss	$(11,759)	$(22,493)	$(32,470)	$(44,385)	$(20,711)

Akili, Inc.

GAAP to Non-GAAP Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2023	2022	2023	2022	2023
GAAP Total Operating Expenses	$15,281	$22,306	$34,376	$44,001	$19,095
Stock-based compensation	(1,837)	(1,969)	(4,596)	(4,039)	(2,759)
Impairment loss on sublease	(384)	—	(384)	—	—
Expenses related to workforce reduction	—	—	(2,329)	—	(2,329)

Non-GAAP Total Operating Expenses	$13,060	$20,337	$27,067	$39,962	$14,007

GAAP Net Loss	$(11,759)	$(22,493)	$(32,470)	$(44,385)	$(20,711)
Stock-based compensation	1,837	1,969	4,596	4,039	2,759
Impairment loss on sublease	384	—	384	—	—
Expenses related to workforce reduction	—	—	2,329	—	2,329
Change in estimated fair value for earnout liabilities	(3,067)	—	(1,054)	—	2,013

Non-GAAP Net Loss	$(12,605)	$(20,524)	$(26,215)	$(40,346)	$(13,610)

Total Revenues	$114	$64	$227	$130	$113
Deferred revenue, end of period	176	109	176	109	120
Deferred revenue, beginning of period	(120)	(123)	(106)	(96)	(106)

Total Billings	$170	$50	$297	$143	$127